CERTIFICATION

I,  William R. Green, President of Mines Management, Inc., certify that:

1.

This quarterly report on Form 10-QSB/A of Mines Management, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Mines Management, Inc.

Date:  December 11, 2002

/s/  William R. Green

William R. Green, President